EXHIBIT 99.1
Financial News Release

Contacts:
Lawrence D. Firestone	Annie Leschin/Brooke Deterline
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
970.407.6570	970.407.6555
lawrence.firestone@aei.com	ir@aei.com
FOR IMMEDIATE RELEASE
ADVANCED ENERGY ANNOUNCES 2007 FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS
Fort Collins, Colo., February 7, 2008 — Advanced Energy Industries, Inc. (Nasdaq GM: AEIS) today announced financial results for the fourth quarter and year ended December 31, 2007. Sales were $83.8 million for the fourth quarter of 2007, in line with the Company’s revised guidance announced on January 22, 2008. This represented a decrease of 19.8% from $104.5 million in the fourth quarter of 2006, and a sequential decline of 7.4% from $90.5 million in the third quarter of 2007, driven primarily by further declines in the semiconductor equipment industry and order delays by key OEMs.
Gross margin for the fourth quarter of 2007 was 39.1%, down from 42.9% in the fourth quarter of 2006, and down from 40.6% in the third quarter of 2007, due to lower sales.
Net income from continuing operations for the fourth quarter of 2007 was $4.2 million, or $0.09 per diluted share, compared to $39.4 million, or $0.87 per diluted share, in the fourth quarter of 2006, which includes a tax benefit of $23.5 million related to the reversal of a valuation allowance for deferred taxes. Net income from continuing operations for the fourth quarter of 2006, adjusted to exclude such tax benefit, was $15.9 million or $0.35 per diluted share. Net income from continuing operations also decreased sequentially from $5.9 million, or $0.13 per diluted share, in the third quarter of 2007.
Sales were $384.7 million for 2007, a 6.3% decrease from $410.7 million in 2006. Net income from continuing operations for 2007 was $34.4 million, or $0.75 per diluted share, compared to $87.2 million, or $1.93 per diluted share, in 2006. Net income from continuing operations for

Advanced Energy Reports Fourth Quarter 2007 Results - Page 2
February 7. 2008
2006, adjusted to exclude the tax benefit mentioned above, was $63.7 million, or $1.41 per diluted share.
“While 2007 was a challenging year for Advanced Energy, we have seen growth in our solar business including the successful launch of our Solaron inverter product. However, declines in the semiconductor equipment market pressured our sales once again in the fourth quarter,” said Dr. Hans Betz, president and chief executive officer of Advanced Energy. “As we move into 2008, we continue to focus on the diversification of our business and are working to drive down our costs, thereby positioning Advanced Energy for growth and profitability.”
First Quarter 2008 Guidance
The Company anticipates first quarter 2008 financial results to be within the following ranges:
•	Sales of $82 million to $88 million
•	Earnings per share of $0.07 to $0.11
•	Effective tax rate of 32%
Fourth Quarter 2007 Conference Call
Management will host a conference call today, Thursday, February 7, 2008 at 5:00 pm eastern standard time to discuss Advanced Energy’s financial results. You may access this conference call by dialing (888) 713-4717. International callers may access the call by dialing (706) 634-7937. Participants will need to provide a conference passcode 31990872. For a replay of this teleconference, please call (800)-642-1687 or (706) 645-9291 utilizing the same passcode. The replay will be available through February 11, 2008. A webcast will also be available on Advanced Energy’s Investor Relations webpage at http://ir.advanced-energy.com.
About Advanced Energy
Advanced Energy® develops innovative power and control technologies that enable high-growth, plasma-based thin-film manufacturing processes worldwide, including semiconductors, flat panel displays, data storage products, solar cells, architectural glass, and other advanced product applications. Advanced Energy® also develops grid-connect inverters for the solar energy market.
This press release presents the company’s net income from continuing operations for the fourth quarter and year ended December 31, 2006, as adjusted to exclude a tax benefit of $23.5 million related to the reversal of a valuation allowance for deferred taxes. Such adjusted financial

Advanced Energy Reports Fourth Quarter 2007 Results - Page 3
February 7. 2008
information for each period is a non-GAAP financial measure. Net income from continuing operations, also presented in this press release, is the most directly comparable financial measure calculated in accordance with U.S. generally accepted accounting principles (GAAP). A reconciliation of the differences between the non-GAAP financial measures we reference with such comparable GAAP financial measures are included at the end of this press release. Management believes that the non-GAAP financial measures included in this press release provide a useful measure of the company’s operating results and a meaningful comparison with the company’s 2007 operating results. Management and the board of directors of the company utilize these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate and compare the company’s operating performance against internal financial forecasts and budgets, as well as current operating performance. Management and the board of directors, however, do not consider the non-GAAP financial measures to be a substitute for, or superior to, measures of financial performance calculated in accordance with GAAP.
The Company’s expectations with respect to financial results for the first quarter of 2008 are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: the volatility and cyclicality of the industries the company serves, particularly the semiconductor equipment industry, the timing of orders received from customers, the company’s ability to realize cost improvement benefits from the global operations initiatives underway, and unanticipated changes to management’s estimates, reserves or allowances. Implementation of the board-authorized repurchase of up to $75 million of the company’s stock also may affect the anticipated earnings per share set forth in this press release. These and other risks are described in Advanced Energy’s Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission. These reports and statements are available on the SEC’s website at www.sec.gov. Copies may also be obtained from Advanced Energy’s website at www.advanced-energy.com or by contacting Advanced Energy’s investor relations at 970-407-6555. Forward looking statements are based on information available to the company on the date of this press release. The company assumes no obligation to update the information in this press release.
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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2007	2006	2007	2007	2006
Sales	$83,836	$104,533	$90,492	$384,700	$410,742
Cost of sales	51,017	59,639	53,765	221,891	235,524

Gross profit	32,819	44,894	36,727	162,809	175,218

Operating expenses:
Research and development	12,510	12,240	12,937	50,393	44,848
Selling, general and administrative	16,075	15,535	15,537	62,243	61,037
Amortization of intangible assets	218	450	201	945	1,833
Restructuring charges	(219)	20	556	3,287	111

Total operating expenses	28,584	28,245	29,231	116,868	107,829

Income from operations	4,235	16,649	7,496	45,941	67,389

Other income, net	1,443	1,060	308	4,810	4,677

Income from continuing operations before income taxes	5,678	17,709	7,804	50,751	72,066
Provision for income taxes	(1,512)	21,697	(1,948)	(16,390)	15,118

Income from continuing operations	4,166	39,406	5,856	34,361	87,184

Gain on sale of discontinued assets	—	1,000	—	—	1,138

Income from discontinued operations	—	1,000	—	—	1,138

Net income	$4,166	$40,406	$5,856	$34,361	$88,322

Net income per basic share
Income from continuing operations	$0.09	$0.88	$0.13	$0.76	$1.95
Income from discontinued operations	$—	$0.02	$—	$—	$0.03
Basic earnings per share	$0.09	$0.90	$0.13	$0.76	$1.97

Net income per diluted share
Income from continuing operations	$0.09	$0.87	$0.13	$0.75	$1.93
Income from discontinued operations	$—	$0.02	$—	$—	$0.03
Diluted earnings per share	$0.09	$0.89	$0.13	$0.75	$1.95

Basic weighted-average common shares outstanding	45,274	44,826	45,248	45,156	44,721

Diluted weighted-average common shares outstanding	45,758	45,345	45,761	45,704	45,265

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	December 31,	December 31,
	2007	2006
ASSETS

Current assets:
Cash and cash equivalents	$94,588	$58,240
Marketable securities	110,676	85,978
Accounts receivable, net	64,188	74,794
Inventories, net	50,532	52,778
Deferred income taxes	23,696	24,434
Assets held for sale	—	—
Other current assets	4,289	4,503

Total current assets	347,969	300,727

Property and equipment, net	30,912	33,571

Deposits and other	7,045	2,640
Goodwill and intangibles, net	67,768	65,584
Customer service equipment, net	1,236	832
Deferred income tax assets, net	4,098	8,549

Total assets	$459,028	$411,903

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade accounts payable	$12,424	$16,310
Other accrued expenses	29,590	36,619

Total current liabilities	42,014	52,929

Long-term liabilities	9,953	3,184

Total liabilities	51,967	56,113

Stockholders’ equity	407,061	355,790

Total liabilities and stockholders’ equity	$459,028	$411,903

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
RECONCILIATION OF GAAP EARNINGS TO “ADJUSTED” EARNINGS
(in thousands, except per share data)

	Three Months Ended				Twelve Months Ended
	December 31, 2006				December 31, 2006
	GAAP	Adjustment		“Adjusted”	GAAP	Adjustment		“Adjusted”
Sales	$104,533	$—		$104,533	$410,742	$—		$410,742
Cost of sales	59,639	—		59,639	235,524	—		235,524

Gross profit	44,894	—		44,894	175,218	—		175,218

Operating expenses	28,245	—		28,245	107,829	—		107,829

Income from operations	16,649	—		16,649	67,389	—		67,389

Other income (expense), net	1,060	—		1,060	4,677	—		4,677

Income from continuing operations before income taxes	17,709	—		17,709	72,066	—		72,066
Benefit (provision) for income taxes	21,697	(23,492	)(1)	(1,795)	15,118	(23,492	)(1)	(8,374)

Income from continuing operations	39,406	(23,492)		15,914	87,184	(23,492)		63,692

Gain on sale of discontinued assets	1,000	—		1,000	1,138	—		1,138

Income from discontinued operations	1,000	—		1,000	1,138	—		1,138

Net income	$40,406	$(23,492)		$16,914	$88,322	$(23,492)		$64,830

Net income per basic share
Income from continuing operations	$0.88	$(0.52)		$0.36	$1.95	$(0.53)		$1.43
Income from discontinued operations	$0.02	$—		$0.02	$0.03	$—		$0.03
Basic earnings per share	$0.90	$(0.52)		$0.38	$1.98	$(0.53)		$1.45

Net income per diluted share
Income from continuing operations	$0.87	$(0.52)		$0.35	$1.93	$(0.52)		$1.41
Income from discontinued operations	$0.02	$—		$0.02	$0.03	$—		$0.03
Diluted earnings per share	$0.89	$(0.52)		$0.37	$1.95	$(0.52)		$1.43

Basic weighted-average common shares outstanding	44,826				44,721

Diluted weighted-average common shares outstanding	45,345				45,265

(1)	To eliminate the effect of the reversal of the valuation allowance on net deferred tax assets at December 31, 2006. We assess the recoverability of our net deferred tax assets on a quarterly basis, in accordance with SFAS No. 109, to determine if it is more likely than not that our net deferred tax assets will be realized. Based on our 2006 operating results, our management concluded that it was more likely than not that the majority of net deferred tax assets would be realized and recorded a reduction in the valuation allowance of approximately $23.5 million in the fourth quarter of 2006.